Form 10-Q

Exhibit 10.3
THE TIMBERLAND COMPANY
2009 EXECUTIVE LONG TERM INCENTIVE PROGRAM
PERFORMANCE VESTED
STOCK OPTION AGREEMENT
     The Timberland Company, a Delaware corporation (the “Company”), hereby grants, effective as of <<Date of Grant>>, to                                          (“Optionee”) a performance vested stock option (the “PVSO”), which PVSO if earned will allow the Optionee to purchase up to an aggregate of                                          shares of Class A Common Stock of the Company (the “Class A Common Stock”), at a price of $                                         per share (“Option Price”) (which Option Price was not less than the per share fair market value of Class A Common Stock on the date of grant). Such PVSO is subject to the terms and conditions of the 2007 Incentive Plan, the 2009 Executive Long Term Incentive Program (the “2009 LTIP”) and the additional terms and conditions delivered herewith. Such additional terms and conditions are incorporated by reference herein and made a part hereof.
     Subject to the terms of the 2007 Incentive Plan, the 2009 LTIP and the additional terms and conditions delivered herewith, the PVSO if earned shall be exercisable for up to the following number of shares prior to <<10th Anniversary of Date of Grant>> (the “Final Exercise Date”):

shares on the first anniversary of the date on which an Award Payout (as defined in the 2009 LTIP) is approved by the Committee (as defined in the 2009 LTIP)

shares on the second anniversary of the date on which an Award Payout is approved by the Committee shares on the third anniversary of the date on which an Award Payout is approved by the Committee
     This PVSO is not intended to constitute an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

THE TIMBERLAND COMPANY

By

ACKNOWLEDGED AND RECEIVED

Date:	Optionee’s Signature
ADDITIONAL TERMS AND CONDITIONS OF AGREEMENT ARE ATTACHED HERETO

Form 10-Q

PERFORMANCE VESTED STOCK OPTION AGREEMENT
ADDITIONAL TERMS AND CONDITIONS
     1. Manner of Exercise; Payment. This section 1 is subject to the terms and conditions of the 2007 Incentive Plan (the “2007 Plan”), the 2009 Executive Long Term Incentive Program (the “2009 LTIP” and together with the 2007 Plan, the “Plan Documents”) (capitalized terms used but not defined herein are used as defined in the Agreement and the Plan Documents), and the Performance Vested Stock Option Agreement (the “Agreement”) to which these Additional Terms and Conditions are attached and are made a part thereof. The PVSO may be exercised by the Optionee, his heirs or assigns at any time, in whole or in part; provided, however, that no such partial exercise shall be in increments of less than 100 shares, unless the aggregate number of shares as to which this option is exercisable prior to the Final Exercise Date is less than 100 shares (in which event such lesser amount may be exercised), by notice in writing delivered to the Company at its principal office. Such notice shall be accompanied by payment in full of the Option Price for the number of shares as to which the PVSO is being exercised, plus any federal, state, local or other tax or assessment (including any interest or penalties) the Company is required to withhold. Such payment shall be made in cash, by wire transfer, by certified check, bank draft or money order payable to the order of the Company. Except as otherwise provided by the Company, such payment may be made by the Optionee: (i) by delivery of shares of Class A Common Stock acceptable to the Company and having an aggregate fair market value (valued as of the date of exercise) that is equal to the amount of such payment; or (ii) by authorizing a third-party to sell shares of Class A Common Stock acquired upon exercise of the PVSO and remit to the Company a sufficient portion of the sale proceeds to pay such payment.
     2. Adjustment of PVSO and Option Price. In the event of a stock dividend, stock split, combination of shares or other similar capital change affecting the shares of Class A Common Stock, the Option Price and the number of shares of Class A Common Stock subject to the PVSO shall be appropriately adjusted.
     3. Foreign Exchange/Ownership Requirements and Risk. Exercise of the PVSO by the Optionee will result in the Optionee owning Stock, and may also require the exchange of funds in US Dollars, or the use of a US-based brokerage account. The Optionee will be personally responsible for any compliance requirements under national law regulating such foreign investment and capital flows. These laws may change from time to time, and the Company cannot and will not guarantee that the Optionee will be able to exercise the PVSO or use the exercise methods outlined in the Plan Documents at any given time or location. Moreover, the Optionee will personally bear any risk relating to foreign exchange fluctuations between the Optionee’s local currency and the US Dollar in connection with all transactions under the Agreement.
     4. Non-transferability of PVSOs. The PVSO may not be transferred other than by will or by the laws of descent and distribution, and during the Optionee’s lifetime the PVSO may be exercised only by the Optionee.
     5. Death or Other Termination of Employment. In the event of death of the Optionee after the end of the Performance Period, the PVSO to the extent earned shall become immediately exercisable by the Optionee’s executor or administrator, or by the person or persons to whom the PVSO is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Optionee’s death (subject, however, to limitations regarding the maximum exercise period for such PVSO). Except as otherwise determined by the Committee, in the event of death of the Optionee during the Performance Period, the PVSO shall terminate. If the Optionee’s employment with the Company or its subsidiaries terminates for any reason other than death, the PVSO, to the extent not then exercisable, shall terminate. To the extent exercisable on the date of such termination, the PVSO shall continue to be exercisable for a period of three months (subject, however, to limitations regarding the maximum exercise period for such PVSO), unless the Optionee was

Form 10-Q

discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of the PVSO. After completion of that three-month period, the PVSO shall terminate to the extent not previously exercised, expired or terminated. Employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the 2007 Incentive Plan by the Management Development and Compensation Committee, so long as the Optionee’s right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which section 424(a) of the Code applies.
     6. Provisions of the Plan Documents. The PVSO is subject to the provisions of the Plan Documents as amended from time to time, copies of which the Company has made available to the Optionee. By executing the Agreement or claiming any rights hereunder, the Optionee represents that he is familiar with the terms and provisions of the Agreement and the Plan Documents, and hereby accepts the PVSO subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company, through the Board or Committee resolving any questions arising under the Agreement or the plans under the Plan Documents.
     7. Employment. This PVSO does not give the Participant any right to be retained in the employ of the Company or any of its subsidiaries, nor any other right not expressly provided for herein or in the Plan Documents.
     8. Plan Administration. In order to manage and administer the Plan Documents, the Company will need to process Optionee’s personal data (electronically or otherwise), including but not limited to communicating such data to the Company’s group of companies and any third party administrator. By signing the Agreement, the Optionee acknowledges receipt of this notification and acknowledges that he/she understands that he/she may object to portions of the processing of his/her personal data. However, such objection may affect participation in the 2009 LTIP or result in exclusion from participation in the 2009 LTIP.
     9. Miscellaneous. The Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and in the event of the death of the Optionee, his executor or administrator and the person or persons to whom the PVSO is transferred by will or the laws of descent and distribution. Except to the extent provided above, the Agreement may not be assigned by the Optionee without the consent of the Company. The Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.